Exhibit 99.1

Elephant Talk Enters into Amended $6.5 Million Credit Agreement

- Existing Default Waived; Company Reduces Outstanding Debt -

NEW YORK, July 14, 2015 -- Elephant Talk Communications Corp. (NYSE MKT: ETAK) ("Elephant Talk" or the "Company"), a global provider of Software Defined Network Architecture (ET Software DNA® 2.0) platforms and cyber security solutions, today announced as of July 9, 2015, it has entered into an amended Credit Agreement with its existing lender for a Term Loan Facility of $6.5 million.

Steven van der Velden, Chairman and CEO of Elephant Talk stated, "We are pleased to enter into an amended long-term credit agreement with our existing lender for a Term Loan Facility of $6.5 million. With the completion of this agreement and our recent settlement with Grupo lusacell which included $12.6 million in cash that was partially used to retire $5.7 million of the lender’s original 2014 $12 million term loan and certain expenses in connection with the amended $6.5 million loan, we are well positioned to execute on our strategic growth initiatives currently underway in North America, Latin America, Europe and the Middle East. We want to thank our creditors and our shareholders for their patience and support during this process.”

As part of the amendment dated July 9, 2015, Elephant Talk and its subsidiaries collectively and the Administrative Agent entered into a First Amendment to the Credit Agreement and Waiver, amending certain terms of the Credit Agreement between the parties dated November 17, 2014. Pursuant to the Amendment, the Lender and Administrative Agent agreed to waive the Existing Default as defined in the Credit Agreement subject to certain terms and conditions in the Amendment. The Amendment reduced the term loan facility to $6.5 million that shall bear interest at the LIBOR rate plus an applicable margin per annum, which may be decreased under certain circumstances such as the Company’s achievement of certain adjusted EBITDA during certain periods. The terms of the original Credit Agreement and the ancillary agreements including the Security Agreement remain in effect unless otherwise amended in the Amendment.

For further information please review the Company's 8K filed on July 14, 2015 at www.sec.gov.

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, reliable industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world’s leading MNOs and technology companies amongst its customers and partners, including Vodafone, T-Mobile, Zain, HP and Affirmed Networks. Visit: www.elephanttalk.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission (the "SEC"), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Relations:

Valter Pinto

Capital Markets Group

(914) 669-0222 x201

valter@capmarketsgroup.com

Public Relations:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net